Allegion (NYSE: ALLE) Reports Q4, Full-Year 2024
Financial Results, Introduces 2025 Outlook
Results showcase solid execution,
margin expansion and balanced capital deployment

Quarterly Financial Highlights
(All comparisons against the fourth quarter of 2023, unless otherwise noted)
▪Net earnings per share (EPS) of $1.65, up 23.1% compared with $1.34; Adjusted EPS of $1.86, up 10.7% compared with $1.68
▪Revenues of $945.6 million, up 5.4% on a reported basis and up 3.5% on an organic basis
▪Operating margin of 19.5%, compared with 17.8%; Adjusted operating margin of 22.1%, up 10 basis points compared with 22.0%

Full-Year Financial Highlights
(All comparisons against the full year of 2023, unless otherwise noted)
▪EPS of $6.82, up 11.4% compared with $6.12; Adjusted EPS of $7.53, up 8.2% compared with $6.96
▪Revenues of $3,772.2 million, up 3.3% on a reported basis and up 2.1% on an organic basis
▪Operating margin of 20.7%, compared with 19.4%; Adjusted operating margin of 22.8%, up 70 basis points compared with 22.1%
▪Available cash flow, which is defined as net cash from operating activities minus capital expenditures, was $582.9 million for 2024, an increase of 12.9%

2025 Full-Year Outlook Highlights
▪Full-year reported revenue growth is estimated to be 1% to 3%, with organic revenue growth estimated to be 1.5% to 3.5%
▪Full-year adjusted EPS is estimated to be $7.65 to $7.85
▪Available cash flow is estimated to be 85% to 90% of adjusted net income

DUBLIN (Feb. 18, 2025) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its fourth quarter (ended Dec. 31, 2024).

“Allegion delivered a record year in 2024 – a year marked by consistent, strong execution, solid margin expansion and balanced capital deployment,” said Allegion President and CEO John H. Stone.

“These results are a testament to our team of highly engaged experts who, together with our distribution and channel partners, solve complex problems for our end-user customers and work tirelessly to make the world safer.”

Q4 2024 Company Results
(All comparisons against the fourth quarter of 2023, unless otherwise noted)
Allegion reported fourth-quarter 2024 net revenues of $945.6 million and net earnings of $144.1 million, or $1.65 per share. Adjusted net earnings were $161.8 million, or $1.86 per share, up 10.7%, excluding items primarily related to restructuring, acquisition and integration expenses, as well as amortization expense related to acquired intangible assets.

Fourth-quarter 2024 net revenues increased 5.4%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 3.5%, led by the Americas region. The organic revenue increase was driven by price realization and volume growth. Reported revenue reflects a 2.0% positive impact from acquisitions and a slight headwind from foreign currency.

Fourth-quarter 2024 operating income was $184.6 million, an increase of $24.9 million or 15.6%. Adjusted operating income in fourth-quarter 2024 was $209.1 million, an increase of $11.9 million or 6.0%.

Fourth-quarter 2024 operating margin was 19.5%, compared with 17.8%. The adjusted operating margin in fourth-quarter 2024 was 22.1%, compared with 22.0%. The 10-basis-point increase in adjusted operating margin is attributable to favorable volume leverage and regional mix.

Q4 2024 Segment Results
(All comparisons against the fourth quarter of 2023, unless otherwise noted)
The Americas segment revenues were up 6.4% (up 4.6% on an organic basis). The organic revenue increase was driven by price realization as well as volume growth. The non-residential business was up mid-single digits, and the residential business grew high-single digits. The reported revenue reflects a 1.9% positive impact from acquisitions and a slight headwind from foreign currency. Adjusted operating margin in the region increased 70 basis points to 27.4%.

The International segment revenues increased 1.5% (down 0.7% on an organic basis). The organic revenue decrease was driven by volume decline offset partially by price realization. Reported revenue reflects a positive impact from acquisitions of 2.4% and a slight headwind from foreign currency. Adjusted operating margin in the region decreased 100 basis points to 15.8% on reduced volumes.

Full-Year 2024 Company Results
(All comparisons against the full year of 2023, unless otherwise noted)
Allegion reported full-year 2024 net revenues of $3,772.2 million and net earnings of $597.5 million, or $6.82 per share. Adjusted net earnings were $659.7 million, or $7.53 per share, up 8.2%, excluding items primarily related to restructuring, acquisition and integration expenses, as well as amortization expense related to acquired intangible assets.

Full-year 2024 net revenues increased 3.3%. Net revenues increased 2.1% on an organic basis, excluding impacts of acquisitions, divestitures and foreign currency movements. Favorable price was slightly offset by lower volumes, primarily in Allegion International. The reported revenue reflects a positive impact from acquisitions of 1.3% and a slight headwind from foreign currency.

Full-year 2024 operating income was $780.7 million, an increase of $72.3 million or 10.2%. Adjusted operating income for full-year 2024 was $860.8 million, an increase of $55.2 million or 6.9%.

Full-year 2024 operating margin was 20.7%, compared with 19.4%. The adjusted operating margin for full-year 2024 was 22.8%, compared with 22.1%. The 70-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes.

Additional Items
(All comparisons against the fourth quarter of 2023, unless otherwise noted)
Interest expense for fourth-quarter 2024 was $25.2 million, an increase of $2.3 million.

Other income, net for fourth-quarter 2024 was $2.9 million, compared to other income, net of $0.1 million.

The company’s effective tax rate for fourth-quarter 2024 was 11.2%, compared with 13.4%. The company’s adjusted effective tax rate for fourth-quarter 2024 was 13.1%, compared with 16.4%. The company’s adjusted effective tax rate for full-year 2024 was 15.6%, compared with 14.3% for full-year 2023.

Cash Flow and Liquidity
Year-to-date available cash flow for 2024 was $582.9 million, an increase of $66.5 million versus the prior-year period. The company ended fourth-quarter 2024 with cash and cash equivalents of $503.8 million, as well as total debt of $1,999.5 million.

Share Repurchase and Dividends
In the fourth quarter of 2024, the company repurchased approximately 0.7 million shares for approximately $100 million and paid quarterly dividends of $0.48 per ordinary share or $41.4 million.

2025 Full-Year Outlook
(All comparisons against full-year 2024, unless otherwise noted)
The company expects full-year 2025 revenues to increase 1% to 3% on a reported basis and increase 1.5% to 3.5% organically, when compared to 2024, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

Full-year 2025 reported EPS is expected to be in the range of $7.05 to $7.25, or $7.65 to $7.85 on an adjusted basis. The outlook assumes a full-year adjusted effective tax rate of approximately 17% to 18%.

Adjustments to 2025 EPS include estimated impacts of approximately $0.46 per share for acquisition-related amortization, as well as $0.14 per share for restructuring and M&A.

The outlook assumes an average diluted share count for the full year of approximately 86.7 million shares.

The company expects full-year available cash flow to be 85% to 90% of adjusted net income.

Conference Call Information
On Tuesday, Feb. 18, 2025, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###

About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $3.8 billion in revenue in 2024. For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Full-Year Outlook Highlights and Updated Full-Year Outlook contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “2025 Full-Year Outlook Highlights,” “2025 Full-Year Outlook” and statements regarding the company's 2025 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts: Jobi Coyle – Director, Investor Relations 317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Net revenues	$945.6	$897.4	$3,772.2	$3,650.8
Cost of goods sold	528.9	512.1	2,103.7	2,069.3
Gross profit	416.7	385.3	1,668.5	1,581.5

Selling and administrative expenses	232.1	218.1	887.8	865.6
Impairment of intangible assets	—	7.5	—	7.5
Operating income	184.6	159.7	780.7	708.4

Interest expense	25.2	22.9	102.0	93.1
Other income, net	(2.9)	(0.1)	(20.1)	(1.9)
Earnings before income taxes	162.3	136.9	698.8	617.2

Provision for income taxes	18.2	18.3	101.3	76.6
Net earnings	144.1	118.6	597.5	540.6

Less: Net earnings attributable to noncontrolling interests	—	—	—	0.2

Net earnings attributable to Allegion plc	$144.1	$118.6	$597.5	$540.4

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.66	$1.35	$6.85	$6.15

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.65	$1.34	$6.82	$6.12

Shares outstanding - basic	86.7	87.8	87.2	87.9
Shares outstanding - diluted	87.2	88.2	87.6	88.3

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$503.8	$468.1
Accounts and notes receivables, net	418.9	412.8
Inventories	423.0	438.5
Other current assets	76.6	41.5
Total current assets	1,422.3	1,360.9
Property, plant and equipment, net	385.3	358.1
Goodwill	1,489.4	1,443.1
Intangible assets, net	569.0	572.8
Other noncurrent assets	621.8	576.6
Total assets	$4,487.8	$4,311.5

LIABILITIES AND EQUITY
Accounts payable	$258.0	$259.2
Accrued expenses and other current liabilities	417.0	407.9
Short-term borrowings and current maturities of long-term debt	21.9	412.6
Total current liabilities	696.9	1,079.7
Long-term debt	1,977.6	1,602.4
Other noncurrent liabilities	312.6	311.1
Equity	1,500.7	1,318.3
Total liabilities and equity	$4,487.8	$4,311.5

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2024	2023
Operating Activities
Net earnings	$597.5	$540.6
Depreciation and amortization	119.0	111.6
Changes in assets and liabilities and other non-cash items	(41.5)	(51.6)
Net cash provided by operating activities	675.0	600.6

Investing Activities
Capital expenditures	(92.1)	(84.2)
Acquisition of and equity investments in businesses, net of cash acquired	(137.2)	(31.7)
Other investing activities, net	0.9	(13.2)
Net cash used in investing activities	(228.4)	(129.1)

Financing Activities
Net repayments on debt	(13.3)	(81.6)
Debt financing costs	(7.6)	—
Dividends paid to ordinary shareholders	(167.0)	(158.7)
Repurchase of ordinary shares	(220.0)	(59.9)
Other financing activities, net	(1.3)	1.5
Net cash used in financing activities	(394.5)	(298.7)

Effect of exchange rate changes on cash and cash equivalents	(16.4)	7.3
Net increase in cash and cash equivalents	35.7	180.1
Cash and cash equivalents - beginning of period	468.1	288.0
Cash and cash equivalents - end of period	$503.8	$468.1

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net revenues
Allegion Americas	$750.0	$704.6	$3,012.4	$2,913.6
Allegion International	195.6	192.8	759.8	737.2
Total net revenues	$945.6	$897.4	$3,772.2	$3,650.8

Operating income (expense)
Allegion Americas	$193.8	$175.0	$816.2	$757.2
Allegion International	17.7	17.9	66.3	58.1
Corporate unallocated	(26.9)	(33.2)	(101.8)	(106.9)
Total operating income	$184.6	$159.7	$780.7	$708.4

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2024				Three Months Ended December 31, 2023
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$945.6	$—		$945.6	$897.4	$—		$897.4

Operating income	184.6	24.5	(1)	209.1	159.7	37.5	(1)	197.2
Operating margin	19.5%			22.1%	17.8%			22.0%

Earnings before income taxes	162.3	23.9	(2)	186.2	136.9	40.7	(2)	177.6
Provision for income taxes	18.2	6.2	(3)	24.4	18.3	10.8	(3)	29.1
Effective income tax rate	11.2%			13.1%	13.4%			16.4%
Net earnings attributable to Allegion plc	$144.1	$17.7		$161.8	$118.6	$29.9		$148.5

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.65	$0.21		$1.86	$1.34	$0.34		$1.68

(1)Adjustments to operating income for the three months ended December 31, 2024, consist of $10.0 million of restructuring charges and acquisition and integration expenses, and $14.5 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended December 31, 2023, consist of $16.3 million of restructuring charges and acquisition and integration expenses, $13.7 million of amortization expense related to acquired intangible assets and $7.5 million of impairment expense related to intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2024, consist of the adjustments to operating income discussed above, as well as a $0.6 million non-operating gain. Adjustments to earnings before income taxes for the three months ended December 31, 2023, consist of the adjustments to operating income discussed above as well as a $3.2 million non-operating investment loss.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2024 and 2023, consist of $6.2 million and $10.8 million of tax expense, respectively, related to the excluded items discussed above.

	Year ended December 31, 2024				Year ended December 31, 2023
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$3,772.2	$—		$3,772.2	$3,650.8	$—		$3,650.8

Operating income	780.7	80.1	(1)	860.8	708.4	97.2	(1)	805.6
Operating margin	20.7%			22.8%	19.4%			22.1%

Earnings before income taxes	698.8	82.4	(2)	781.2	617.2	100.4	(2)	717.6
Provision for income taxes	101.3	20.2	(3)	121.5	76.6	25.9	(3)	102.5
Effective income tax rate	14.5%			15.6%	12.4%			14.3%
Net earnings	597.5	62.2		659.7	540.6	74.5		615.1

Noncontrolling interests	—	—		—	0.2	—		0.2

Net earnings attributable to Allegion plc	$597.5	$62.2		$659.7	$540.4	$74.5		$614.9

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$6.82	$0.71		$7.53	$6.12	$0.84		$6.96

(1)Adjustments to operating income for the year ended December 31, 2024, consist of $22.1 million of restructuring charges and acquisition and integration expenses, and $58.0 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the year ended December 31, 2023, consist of $33.8 million of restructuring charges and acquisition and integration expenses, $55.9 million of amortization expense related to acquired intangible assets, and $7.5 million of impairment expense related to intangible assets.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2024, consist of the adjustments to operating income discussed above, as well as a $2.3 million non-operating investment loss. Adjustments to earnings before income taxes for the year ended December 31, 2023, as well as a $3.2 million non-operating investment loss.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2024 and 2023, consist of $20.2 million and $25.9 million of tax expense, respectively, related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$750.0		$704.6

Operating income (GAAP)	$193.8	25.8%	$175.0	24.8%
Restructuring charges	1.2	0.2%	2.9	0.4%
Acquisition and integration costs	1.3	0.2%	2.1	0.3%
Amortization of acquired intangible assets	8.8	1.2%	8.4	1.2%
Adjusted operating income	205.1	27.4%	188.4	26.7%
Depreciation and amortization	9.8	1.3%	8.9	1.3%
Adjusted EBITDA	$214.9	28.7%	$197.3	28.0%

Allegion International
Net revenues (GAAP)	$195.6		$192.8

Operating income (GAAP)	$17.7	9.0%	$17.9	9.3%
Restructuring charges	7.3	3.7%	1.2	0.6%
Acquisition and integration costs	0.2	0.1%	0.4	0.2%
Amortization of acquired intangible assets	5.7	3.0%	5.3	2.8%
Impairment of intangible assets	—	—%	7.5	3.9%
Adjusted operating income	30.9	15.8%	32.3	16.8%
Depreciation and amortization	4.5	2.3%	4.3	2.2%
Adjusted EBITDA	$35.4	18.1%	$36.6	19.0%

Corporate
Operating loss (GAAP)	$(26.9)		$(33.2)
Restructuring charges	—		1.0
Acquisition and integration costs	—		8.7
Adjusted operating loss	(26.9)		(23.5)
Depreciation and amortization	0.2		0.1
Adjusted EBITDA	$(26.7)		$(23.4)

Total
Net revenues	$945.6		$897.4

Adjusted operating income	$209.1	22.1%	$197.2	22.0%
Depreciation and amortization	14.5	1.5%	13.3	1.5%
Adjusted EBITDA	$223.6	23.6%	$210.5	23.5%

	Year ended December 31, 2024		Year ended December 31, 2023
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$3,012.4		$2,913.6

Operating income (GAAP)	$816.2	27.1%	$757.2	26.0%
Restructuring charges	1.3	—%	3.7	0.1%
Acquisition and integration costs	7.0	0.2%	8.4	0.3%
Amortization of acquired intangible assets	35.1	1.2%	33.7	1.1%
Adjusted operating income	859.6	28.5%	803.0	27.5%
Depreciation and amortization	39.2	1.3%	33.8	1.2%
Adjusted EBITDA	$898.8	29.8%	$836.8	28.7%

Allegion International
Net revenues (GAAP)	$759.8		$737.2

Operating income (loss) (GAAP)	66.3	8.7%	58.1	7.9%
Restructuring charges	9.2	1.2%	8.0	1.1%
Acquisition and integration costs	0.7	0.1%	0.8	0.1%
Amortization of acquired intangible assets	22.9	3.0%	22.2	3.0%
Impairment of intangible assets	—	—%	7.5	1.0%
Adjusted operating income	99.1	13.0%	96.6	13.1%
Depreciation and amortization	18.2	2.4%	17.8	2.4%
Adjusted EBITDA	$117.3	15.4%	$114.4	15.5%

Corporate
Operating loss (GAAP)	$(101.8)		$(106.9)
Restructuring charges	0.1		1.0
Acquisition and integration costs	3.8		11.9
Adjusted operating loss	(97.9)		(94.0)
Depreciation and amortization	0.9		1.3
Adjusted EBITDA	$(97.0)		$(92.7)

Total
Net revenues	$3,772.2		$3,650.8

Adjusted operating income	$860.8	22.8%	$805.6	22.1%
Depreciation and amortization	58.3	1.6%	52.9	1.4%
Adjusted EBITDA	$919.1	24.4%	$858.5	23.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Year ended December 31,
	2024	2023
Net cash from operating activities	$675.0	$600.6
Capital expenditures	(92.1)	(84.2)
Available cash flow	$582.9	$516.4

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net earnings (GAAP)	$144.1	$118.6	$597.5	$540.6
Provision for income taxes	18.2	18.3	101.3	76.6
Interest expense	25.2	22.9	102.0	93.1
Amortization of acquired intangible assets	14.5	13.7	58.0	55.9
Depreciation and amortization of nonacquired intangible assets	14.5	13.3	58.3	52.9
EBITDA	216.5	186.8	917.1	819.1

Other income, net	(2.9)	(0.1)	(20.1)	(1.9)
Impairment of intangible assets	—	7.5	—	7.5
Acquisition and integration costs and restructuring charges	10.0	16.3	22.1	33.8
Adjusted EBITDA	$223.6	$210.5	$919.1	$858.5

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY SEGMENT

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Allegion Americas
Revenue growth (GAAP)	6.4%	3.7%	3.4%	15.1%
Acquisitions	(1.9)%	—%	(1.0)%	(7.9)%
Currency translation effects	0.1%	—%	0.1%	0.2%
Organic growth (non-GAAP)	4.6%	3.7%	2.5%	7.4%

Allegion International
Revenue growth (GAAP)	1.5%	5.9%	3.1%	(0.5)%
Acquisitions	(2.4)%	(2.8)%	(2.5)%	(0.7)%
Currency translation effects	0.2%	(4.4)%	(0.2)%	(1.3)%
Organic growth (non-GAAP)	(0.7)%	(1.3)%	0.4%	(2.5)%

Total
Revenue growth (GAAP)	5.4%	4.2%	3.3%	11.6%
Acquisitions	(2.0)%	(0.6)%	(1.3)%	(6.2)%
Currency translation effects	0.1%	(1.0)%	0.1%	(0.2)%
Organic growth (non-GAAP)	3.5%	2.6%	2.1%	5.2%